Exhibit 10.1

VIROPHARMA INCORPORATED

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE UNIT SUMMARY OF GRANT

ViroPharma Incorporated, a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2005 Equity Incentive Plan, as amended (the “Plan”), hereby grants to the individual listed below (the “Participant”), this performance share unit award representing the target number of performance share units set forth below (the “Performance Share Units”) that may become earned and vested by the Participant based on the level of achievement of the Performance Goals. The actual number of Performance Share Units earned and vested will be based on the actual performance level achieved with respect to the Performance Goals set forth on Schedule A. The Performance Share Units are subject in all respects to the terms and conditions set forth herein, in the Performance Share Unit Award Agreement attached hereto as Exhibit A (the “Performance Share Unit Award Agreement”) and the Plan, each of which is incorporated herein by reference and made part hereof. Unless otherwise defined herein, capitalized terms used in this Performance Share Unit Summary of Grant (the “Summary of Grant”) and the Performance Share Unit Award Agreement shall have the meanings set forth in the Plan.

Participant:	[ ]

Date of Grant:	January [ ], 2011

Target Award:	[ ] Performance Share Units

Performance Period:	The three year period beginning on January 1, 2011 and ending on December 31, 2013.

Performance Goals:	The performance goals are based on the three performance measures set forth on Schedule A.

Vesting Schedule:

The Performance Share Units will become earned and vested based on the performance level achieved with respect to the Performance Goals and the Participant’s continued employment with Company through the Payment Date (as defined below).

The number of Performance Share Units set forth above is equal to the target number of shares of Common Stock that the Participant will earn and become vested in for 100% achievement of the Performance Goals (referred to as the “Target Award”). The actual number of shares of Common Stock that the Participant will become earned and vested in with respect to the Performance Share Units may be greater or less than the Target Award, or even zero, and will be based on the performance level achieved by the Company with respect to the Performance Goals, as set forth on Schedule A. Performance level is measured based on the threshold, target and maximum performance levels set forth on

Schedule A. Each performance level is calculated as a percentage of target level performance. Threshold performance level is 50% of target, target performance level is 100% of target and maximum performance level is 200% of target. If actual performance is between performance levels, the number of Performance Share Units earned and vested will be interpolated on a straight line basis for pro-rata achievement of the Performance Goals, rounded down to the nearest whole number; provided that failure to achieve the threshold performance level with respect to a Performance Goal will result in no Performance Share Units being earned and vested with respect to that Performance Goal.

Issuance Schedule:	The Participant will receive a distribution with respect to the Performance Share Units earned and vested pursuant to this Performance Share Unit Award, if any, within sixty (60) days following the date the Performance Share Units become earned and vested in accordance with Section 2 of the Performance Share Unit Award Agreement (the “Payment Date”); provided, however, that such distribution will be made not be later than March 15 of the fiscal year following the end of the Performance Period. Distribution will be made with respect to the Performance Share Units on the Payment Date in shares of Common Stock, with each Performance Share Unit earned and vested equivalent to one share of Common Stock. In no event shall any fractional shares be issued. The Participant must be employed by the Company on the Payment Date in order to earn and vest in the Performance Share Units, unless the Committee determines otherwise.

Participant Acceptance:

The Participant agrees to be bound by the terms and conditions of the Plan, the Performance Share Unit Award Agreement and this Summary of Grant by electronically acknowledging and accepting the Performance Share Units following the date of the Company’s electronic or other written notification to the Participant of the award of the Performance Share Units (the “Notification Date”). The Participant will accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan, this Summary of Grant or the Performance Share Unit Award Agreement.

The Participant acknowledges that the Plan and the Plan prospectus are available at [insert intranet address] and [insert intranet address], respectively; provided that paper copies of the Plan and the Plan prospectus are available upon request by contacting the Legal Department of the Company at [insert email] or [phone number].

SCHEDULE A

PERFORMANCE GOALS

EXHIBIT A

ViroPharma Incorporated

PERFORMANCE SHARE UNIT AWARD AGREEMENT

(Pursuant to the Amended and Restated 2005 Equity Incentive Plan)

This Performance Share Unit Award Agreement (this “Award”) granted in Exton, Pennsylvania by ViroPharma Incorporated, a Delaware corporation (the “Company”), pursuant to a Summary of Grant delivered electronically with this Award to the person to whom this Award is granted (the “Participant”). The Summary of Grant, which specifies the Participant, the date as of which the grant is made (the “Date of Grant”), the vesting schedule and other specific details of the grant is incorporated herein by reference.

1. GRANT OF AWARD.

(a) Upon the terms and conditions set forth this Award and in the Company’s Amended and Restated 2005 Equity Incentive Plan (the “Plan”), a copy of which has been made available to the Participant electronically, the Company hereby grants to the Participant the number of performance share units set forth in the Summary of Grant (the “Performance Share Units”). Each Performance Share Unit shall entitle the Participant to receive, at such time as is determined in accordance with the provisions of this Award, one fully paid, non-assessable share of common stock, par value $0.02 per share, of the Company (the “Common Stock”). This Award is granted pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan. The Company and Participant agree to be bound by all of the terms and conditions of the Plan, as amended from time to time in accordance with its terms.

(b) The Company shall establish and maintain a Performance Share Unit account as a bookkeeping account on its records (the “Unit Account”) for the Participant and shall record in such Unit Account the number of Performance Share Units granted to the Participant. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this Award or the Unit Account established for the Participant for the Performance Share Units.

2. VESTING OF PERFORMANCE SHARE UNITS.

(a) The Performance Share Units will become earned and vested based on the actual performance level achieved with respect to the Performance Goals set forth on Schedule A of the Summary of Grant and the Participant remaining continuously employed by the Company through the Payment Date (as defined in the Summary of Grant). Notwithstanding the preceding sentence, if a Change of Control occurs prior to the end of the Performance Period and the Participant is employed on the date of the Change of Control, then the Performance Period will end on the date of the Change of Control and the Committee will have the discretion to determine whether and to what extent the Performance Share Units will become earned and vested, if any, based on the Company’s actual performance level achieved with respect to the Performance Goals as of the date of the Change of Control.

(b) The Committee shall, as soon as practicable following the last day of the Performance Period, certify (i) the extent, if any, to which, each of the Performance Goals has been achieved with respect to the Performance Period and (ii) the number of shares of Common Stock, if any, which, the Participant shall be entitled to receive with respect to the Award. Such certification shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law.

(c) If, at any time prior to the date shares of Common Stock are distributed with respect to the Participant’s Performance Share Units in accordance with Section 3, the Participant’s employment with the Company is terminated for any reason or no reason, all of the Performance Share Units subject to this Award shall be immediately forfeited and the Participant will not have any rights with respect to any portion of the Performance Share Units, irrespective of the level of achievement of the Performance Goals.

3. ISSUANCE OF COMMON STOCK. One share of Common Stock will be issued to the Participant for each earned and vested Performance Share Unit in accordance with the Issuance Schedule set forth in the Summary of Grant. Any Performance Share Units not earned and vested will be forfeited. If any dividends are declared with respect to the shares of Common Stock prior to the Payment Date, the Participant shall not be entitled to receive such dividends or any dividend equivalents with respect thereto.

4. TAX CONSEQUENCES.

(a) The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Performance Share Units and the delivery of shares of Common Stock in connection therewith. The Participant has reviewed with the Participant’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Performance Share Units and the delivery of shares of Common Stock in connection therewith as contemplated by this Award. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Award.

(b) The Participant shall be required to pay to the Company any federal, state, local or other taxes that the Company is required to withhold with respect to the grant, vesting and distribution of shares of Common Stock with respect to the Performance Share Units. Until such time as the Company provides the Participant with written or electronic notice to the contrary, the applicable tax withholding requirements will be satisfied by the Company withholding a portion of the Common Stock otherwise issuable with respect to the Performance Share Units earned and vested by the Participant; provided, however, that the Fair Market Value of any shares Common Stock so withheld shall not exceed the amount necessary to satisfy required federal (including FICA), state, local and foreign withholding obligations using the minimum statutory rate. Notwithstanding the foregoing, the granting of Performance Share Units hereunder and the delivery of Common Stock pursuant to this Award, is conditioned upon the Company’s reservation of the right to withhold in accordance with any applicable law, from any compensation or other amounts payable to the Participant, any taxes required to be withheld under federal, state or local law as a result of grant, vesting or distribution of shares of Common Stock with respect to the Performance Share Units pursuant to this Award.

(c) The Performance Share Units are nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and shares of Common Stock earned and vested with respect to the Performance Share Units shall be distributed during the lifetime of the Participant only for the benefit of the Participant. Any attempt to transfer, assign, pledge, or encumber the Performance Share Units under this Award by the Participant shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company. This Award may be assigned by the Company without the Participant’s consent.

5. RIGHTS OF PARTICIPANT. Prior to the issuance, if any, of shares of Common Stock to the Participant with respect to earned and vested Performance Share Units pursuant to the Issuance Schedule set forth in the Summary of Grant, the Participant shall not have any rights of a stockholder of the Company on account of the Performance Share Units.

6. UNFUNDED NATURE OF PERFORMANCE SHARE UNITS. The Company will not segregate any funds representing the potential liability arising under this Award. The Participant’s rights in respect of this Award are those of an unsecured general creditor of the Company. The liability for any payment under this Award will be a liability of the Company and not a liability of any of its officers, directors or affiliates.

7. RESTRICTIONS ON ISSUANCE OF COMMON STOCK. The obligation of the Company to deliver shares of Common Stock to the Participant with respect to earned and vested Performance Share Units shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock, the shares of Common Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

8. RECOUPMENT POLICY. The Participant agrees that the Participant will be subject to any compensation, clawback and recoupment policies that may be applicable to the Participant as an employee of the Company, as in effect from time to time and as approved by the Board of Directors or a duly authorized committee thereof, whether or not approved before or after the Date of Grant.

9. BINDING AGREEMENT. This Award shall be binding upon and shall inure to the benefit of any successor or assign of the Company.

10. ENTIRE AGREEMENT. This Award contains the entire agreement of the parties with respect to the Performance Share Units granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

11. ACCEPTANCE OF AGREEMENT. By accepting this Award electronically, including, without limitation, by electronic acceptance by e-mail, the Participant confirms that the grant is in accordance with the Participant’s understanding and agrees to the terms of this Award, the Summary of Grant, and the terms of the Plan, all as of the Date of Grant.

12. ADMINISTRATION OF THE PLAN; INTERPRETATION OF THE PLAN AND THIS AWARD. The Plan shall be administered by the Committee, in accordance with the terms of the Plan. Furthermore, the interpretation and construction of any provision of the Plan or of this Award by the Committee shall be final, conclusive and binding. In the event there is any inconsistency or discrepancy between the provisions of this Award and the provisions of the Plan, the provisions of the Plan shall prevail.

13. NO RIGHTS TO CONTINUED EMPLOYMENT. This Award shall not confer upon the Participant any right to be retained in the employment of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment at any time. The right of the Company to terminate at will the Participant’s employment at any time for any reason is specifically reserved.

14. NOTICE. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the Company’s corporate headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

15. APPLICABLE LAW. The validity, construction, interpretation and effect of this Award shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

16. APPLICATION OF SECTION 409A OF THE CODE. This Award is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and shall in all respects be administered in accordance with section 409A of the Code. The payments of Common Stock pursuant to the Performance Share Units under this Award are intended to be subject to a “substantial risk of forfeiture” under section 409A of the Code, and to be payable within the “short term deferral” exception under such statute following the lapse of the applicable forfeiture condition. Notwithstanding any provision in this Award to the contrary, if the Participant is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any payments otherwise payable under this Award to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the payment until five (5) days after the end of the six-month period following the original payment date. If the Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Participant’s estate within sixty (60) days after the date of the Participant’s death. The determination of who is a specified employee, including the number and identity of persons considered specified employees and the identification date, shall be made by the Board of Directors or its delegate in accordance with the provisions of sections 416(i) and 409A of the Code. In no event shall the Participant, directly or indirectly, designate the calendar year of distribution. This Award may be amended without the consent of the Participant in any respect deemed by the Board of Directors or its delegate to be necessary in order to preserve compliance with section 409A of the Code.